UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.               )

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Endologix, Inc. (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Notes:

Talking Points

for

Endologix Management Telephone Conversations with Stockholders

Endologix, Inc. is holding its annual meeting of stockholders on October 28, 2003, and is asking stockholders to approve the following proposals:

1.	To elect two board members: Frank Brown and Edward Diethrich, M.D.

-	Endologix has a “classified” or “staggered” board such that approximately 1/3rd of its directors come up for re-election every three years.

-	Mr. Brown has served on the Board since 1997

-	Dr. Diethrich has served on the Board since 2002.

2.	To amend the Company’s Certificate of Incorporation to increase its authorized common stock from 30 million to 50 million.

-	As stated in the proxy statement, the Company has used up most of its authorized shares primarily as a result of financing activities.

-	On July 18, the Company closed a private placement of 4 million shares, raising gross proceeds of $9 million. While the financing was successful and provides the Company with additional resources to continue its research and development activities, it further reduced the number of shares available for future issuance.

-	Currently, Endologix has only approximately 227,000 shares available for future issuance, which could significantly limit its flexibility in considering financing or strategic transactions.

-	Endologix does not have any current plans to issue additional shares.

-	The amendment would require the affirmative votes from the holders of a majority of the Company’s common stock. This is a higher threshold than the other matters on the proxy and it is important that all stockholders vote their shares. Abstentions and non-votes have the same effect as votes against the proposal.

3.	To amend the Company’s Employee Stock Purchase Plan to increase the number of shares issuable under the plan from 200,000 to 400,000.

-	The Employee Stock Purchase Plan, or “ESPP,” has been an excellent means to incentivize our employees and align their interests with those of all of the stockholders.

-	Since its adoption in 1996, the Company has issued only approximately 195,000 shares pursuant to the Plan, leaving approximately 5,000 for future issuance.

4.	General Information.

-	By now you should have received your proxy statement and proxy card. Please take the time to complete, execute and return the card so your vote can be counted.

-	If you wish to attend the meeting in person, it will take place on October 28, 2003, at 10:00 a.m., at the Company’s headquarters at 13900 Alton Parkway, Suite 122, Irvine, California 92618.

-	Your vote is important so, whether you plan on mailing your proxy or attending the meeting in person, please take the time to review the materials and vote your shares.

Endologix, Inc.